Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2011, in the Registration Statement (Form S-1) and related Prospectus of WisdomTree Investments, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

October 14, 2011